UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 30, 2008

MAGUIRE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-31717	04-3692625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

355 South Grand Avenue, Suite 3300 Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code)

213-626-3300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Signatures
Exhibit 3.1	Amendment No. 1 to the Second Amended and Restated Bylaws of Maguire Properties, Inc.
Exhibit 10.1	Consulting Services Agreement dated June 30, 2008 by and between Maguire Properties, Inc., Maguire Properties, L.P., and Martin A. Griffiths
Exhibit 99.1	Press release dated July 7, 2008

Item 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2008, Maguire Properties, Inc. (the “Company”) and Maguire Properties, L.P. entered into a consulting agreement with Martin A. Griffiths, its former Executive Vice President and Chief Financial Officer. Mr. Griffiths will provide consulting services to the Company with regard to its business and operations for up to 40 hours per month at a rate of $605 per hour. The consulting period is from July 1, 2008 to June 30, 2009, subject to earlier termination by either party. A copy of this agreement is filed as Exhibit 10.1 hereto.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Effective July 2, 2008, the Board of Directors of Maguire Properties, Inc., upon the recommendation of the Company’s Nominating and Corporate Governance Committee, appointed Ms. Christine N. Garvey to the Board. There are no arrangements or understandings between Ms. Garvey and any other person pursuant to which she was selected as a director of the Company. There are no family relationships between Ms. Garvey and any director or executive officer of the Company or any of its subsidiaries, nor has Ms. Garvey or any member of her immediate family engaged in any transactions with the Company of the sort described under Item 404(a) of Regulation S-K. The Company will enter into a standard indemnification agreement with Ms. Garvey.

The Company currently believes that Ms. Garvey qualifies as independent under New York Stock Exchange rules and the Company’s corporate governance guidelines. As such, the Company believes that Ms. Garvey is eligible to serve on the Board committees comprised of independent directors.

Ms. Garvey retired from Deutsche Bank AG, where she served as Global Head of Corporate Real Estate Services from May 2001 to May 2004. Since her retirement, she continues to provide consulting services to Deutsche Bank AG. From December 1999 to April 2001, Ms. Garvey served as Vice President, Worldwide Real Estate and Workplace Resources, for Cisco Systems, Inc. During her career, Ms. Garvey also held several positions with Bank of America, including Group Executive Vice President and Head of National Commercial Real Estate Services. She is currently a member of the Board of Directors of ProLogis, UnionBanCal Corporation and HCP, Inc. She also served on the Board of Directors of Hilton Hotels Corporation until the company was taken private. Ms. Garvey holds a Bachelor of Arts degree, magna cum laude, from Immaculate Heart College in Los Angeles and a

Juris Doctor degree from Suffolk University Law School in Boston.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On and effective July 2, 2008, the Company’s Board of Directors adopted Amendment No. 1 to the Second Amended and Restated Bylaws of Maguire Properties, Inc. (the “Bylaws”). Section 2 of Article II of the Bylaws was amended to read in its entirety as follows:

“Annual Meeting. An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on the date and at the time set by the Board of Directors. Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid corporate acts.”

The text in this amendment is the same as the language previously approved by the Company’s Board of Directors on May 17, 2008, to be effective as of June 1, 2008 (as disclosed in the Company’s Current Report on Form 8-K filed on May 19, 2008). A copy of Amendment No. 1 to the Second Amended and Restated Bylaws is filed as Exhibit 3.1 hereto.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On July 7, 2008, the Company issued a press release announcing, among other things, the election of Ms. Christine N. Garvey to the Company’s Board of Directors and the date, location and record date of the Company’s 2008 Annual Meeting of Stockholders, a copy of which is furnished as Exhibit 99.1 herewith.

Exhibit 99.1 is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Section 8 – Other Events

Item 8.01	Other Events.

On July 2, 2008, the Company’s Board of Directors determined that the Company’s Annual Meeting of Stockholders will be held on Thursday, October 2, 2008, at 8:00 am local time, at the Omni Los Angeles Hotel located at 251 South Olive Street, Los Angeles, California 90012. The record date for voting at the Annual Meeting is as of the close of business on August 13, 2008.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired: None.

(b)	Pro forma financial information: None.

(c)	Shell company transactions: None.

(d)	Exhibits:

The following exhibits are either filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description
3.1*	Amendment No. 1 to the Second Amended and Restated Bylaws of Maguire Properties, Inc.
10.1*	Consulting Services Agreement dated June 30, 2008 by and between Maguire Properties, Inc., Maguire Properties, L.P., and Martin A. Griffiths
99.1**	Press release dated July 7, 2008

*	Filed herewith.
**	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGUIRE PROPERTIES, INC.
Registrant

/s/ Nelson C. Rising
Nelson C. Rising
President and Chief Executive Officer

Dated: As of July 7, 2008